Press Release

RLJ Lodging Trust Reports Second Quarter 2023 Results

–Q2 RevPAR increased 4.5% over last year
–Announced 25% increase in quarterly dividends
–Nashville property joined the Tapestry Collection by Hilton
–Continued share repurchases

Bethesda, MD, August 3, 2023 – RLJ Lodging Trust (the “Company”) (NYSE: RLJ) today reported results for the three and six months ended June 30, 2023.

Second Quarter Highlights
•Portfolio Comparable RevPAR of $152.89; an increase of 4.5% from last year
•Total revenue of $357.0 million
•Net income of $41.7 million
•Net income per diluted share attributable to common shareholders of $0.22
•Comparable Hotel EBITDA of $122.8 million
•Adjusted EBITDA of $113.8 million
•Adjusted FFO per diluted common share and unit of $0.56
•Recast $600.0 million senior unsecured revolving credit facility, extending maturity to May 2027
•Entered into a new $225.0 million senior unsecured term loan, maturing May 2026
•Repurchased 2.5 million common shares for approximately $25.5 million at an average price per share of $10.23

“We were pleased with our second quarter results as our portfolio once again achieved RevPAR growth ahead of the industry. Our results continued to benefit from our urban-centric portfolio which saw ongoing improvement in corporate demand, strength in urban leisure travel, continued strong production in group, and rising inbound international demand, all of which provided the momentum that drove our RevPAR growth,” commented Leslie D. Hale, President and Chief Executive Officer. “We are successfully executing on our strategy to unlock significant incremental value embedded within our portfolio with our Nashville hotel joining the Tapestry Collection by Hilton, in addition to the ramping of our recently completed conversions. We are also demonstrating our ability to execute on the optionality of our strong balance sheet by repurchasing our shares, increasing our quarterly dividend by 25% and deploying capital towards our current year conversions."

The prefix “comparable” as defined by the Company, denotes operating results which include results for periods prior to its ownership and excludes sold hotels. Explanations of EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, Hotel EBITDA Margin, FFO, and Adjusted FFO, as well as reconciliations of those measures to net income or loss, if applicable, are included within this release.

Financial and Operating Highlights
($ in thousands, except ADR, RevPAR, and per share amounts)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Operational Overview: (1)
Comparable ADR	$203.53	$196.09	$201.41	$187.03
Comparable Occupancy	75.1%	74.6%	71.9%	67.9%
Comparable RevPAR	$152.89	$146.37	$144.72	$127.01

Financial Overview:
Total Revenues	$356,960	$330,501	$671,463	$573,400
Comparable Hotel Revenue	$356,904	$333,491	$671,392	$576,001

Net Income	$41,720	$33,202	$52,234	$17,732

Comparable Hotel EBITDA (2)	$122,797	$119,152	$213,723	$182,403
Comparable Hotel EBITDA Margin	34.4%	35.7%	31.8%	31.7%
Adjusted EBITDA	$113,829	$110,978	$196,513	$165,570

Adjusted FFO	$87,836	$80,999	$143,916	$104,892
Adjusted FFO Per Diluted Common Share and Unit	$0.56	$0.49	$0.90	$0.64
Note:
(1) Comparable statistics reflect the Company's 96 hotel portfolio owned as of June 30, 2023.
(2) Comparable Hotel EBITDA for the three months ended June 30, 2023 and 2022 excludes $0.2 million and $0.1 million net income, respectively, from sold hotels. Comparable Hotel EBITDA for the six months ended June 30, 2023 and 2022 excludes $0.4 million and $0.3 million net income, respectively, from sold hotels. Comparable Hotel EBITDA for the three months ended June 30, 2022 includes $0.6 million net income from acquired hotels. Comparable Hotel EBITDA for the six months ended June 30, 2022 includes $0.7 million net income from acquired hotels.

Operational Update
During the second quarter, the Company’s portfolio generated Comparable RevPAR of $152.89, an increase of 4.5% from the comparable period in 2022 and achieved 96.4% of the comparable period in 2019. ADR during the second quarter of 2023 increased by 3.8% compared to the comparable period in 2022, achieving 106.5% of the comparable period in 2019. The Company’s performance during the second quarter was positively impacted by continued strength in ADR across the portfolio and sustained improvement in urban markets.

Conversions
As previously announced, the Company's Nashville property joined the Tapestry Collection by Hilton. This marks the Company’s third conversion in 2023, joining previously announced conversions in New Orleans and Houston, and building on its three successful 2022 completed conversions. The affiliation with the Tapestry Collection allows this outstanding lifestyle boutique hotel to fully unlock its potential by immediately leveraging Hilton’s extensive Hilton Honors system. The 124-room property will undergo a comprehensive renovation next year and relaunch as a rebranded lifestyle boutique hotel within the Tapestry Collection by Hilton.

Share Repurchases
During the second quarter the Company repurchased 2.5 million common shares for approximately $25.5 million at an average price per share of $10.23. Additionally, year-to-date through June 30, 2023, the Company has repurchased approximately 5.2 million common shares for approximately $52.9 million, at an average price per share of $10.23. As of August 3, 2023, the 2023 Share Repurchase Program had a remaining capacity of $235.0 million.

Balance Sheet
As of June 30, 2023, the Company had approximately $1.1 billion of total liquidity, comprising approximately $476.9 million of unrestricted cash and $600.0 million available under its revolving credit facility ("Revolver"), and $2.2 billion of debt outstanding, 93.0% of which is currently either fixed or hedged.

During the second quarter, the Company amended its $600.0 million Revolver, extending the maturity of the Revolver to May 2027 with the option to extend up to one additional year. Additionally, the Company entered into a new $225.0 million senior unsecured term loan maturing May 2026, with two, one-year extension options to May 2028. The proceeds from the new term loan were used to repay two term loans maturing in January 2024. In addition, all of the Company's unsecured credit agreements were amended to modify the calculation of certain financial covenants, creating more flexibility.

The Company remained active in managing interest rate risk and executed $250.0 million in interest rate swaps in May, with a weighted average rate of 2.88%.

Dividends
The Company’s Board of Trustees declared a second quarter cash dividend of $0.08 per common share of beneficial interest of the Company. The dividend was paid on July 17, 2023 to shareholders of record as of June 30, 2023. The Company’s Board of Trustees also declared an increase in its quarterly cash dividend to $0.10 per common share of beneficial interest of the Company for the third quarter of 2023, which represents a 25% increase from the prior quarter dividend. The dividend will be paid on October 17, 2023 to shareholders of record as of September 30, 2023.

The Company's Board of Trustees declared a second quarter cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend was paid on July 31, 2023 to shareholders of record as of June 30, 2023. The Company's Board of Trustees recently declared a quarterly cash dividend of $0.4875 on the Company’s Series A Preferred Shares. The dividend will be paid on October 31, 2023 to shareholders of record as of September 30, 2023.

Q3 2023 Outlook
Based on current trends and assuming no material disruptions to travel caused by pandemics or worsening macro-economic conditions, the Company's third quarter 2023 outlook is as follows:

Q3 2023
Comparable RevPAR	$137.00 to $143.00
Comparable Hotel EBITDA	$94.0M to $104.0M
Adjusted EBITDA	$85.0M to $95.0M
Adjusted FFO per diluted share	$0.37 to $0.44

No future acquisitions, dispositions, financings, or share repurchases are incorporated into the Company's outlook and could result in a material change to the Company's outlook.

Earnings Call
The Company will conduct its quarterly analyst and investor conference call on August 4, 2023 at 10:00 a.m. (Eastern Time). The conference call can be accessed by dialing (877) 407-3982 or (201) 493-6780 for international participants and requesting RLJ Lodging Trust’s second quarter earnings conference call. Additionally, a live webcast of the conference call will be available through the Company’s website at http://www.rljlodgingtrust.com. A replay of the conference call webcast will be archived and available through the Investor Relations section of the Company’s website for two weeks.

Supplemental Information
Please refer to the schedule of supplemental information for additional detail and comparable operating statistics, which is available through the Investor Relations section of the Company's website.

About Us
RLJ Lodging Trust is a self-advised, publicly traded real estate investment trust that owns primarily premium-branded, high-margin, focused-service and compact full-service hotels. The Company's portfolio currently consists of 96 hotels with approximately 21,200 rooms, located in 23 states and the District of Columbia and an ownership interest in one unconsolidated hotel with 171 rooms.

Forward Looking Statements
This information contains certain statements, other than purely historical information, including estimates, projections, statements relating to the Company’s business plans, objectives and expected operating results, and the assumptions upon which those statements are based, that are “forward looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the use of the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “plan,” “may,” “will,” “will continue,” “intend,” “should,” “may,” or similar expressions. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance and our actual results could differ materially from those set forth in the forward-looking statements. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise. The Company cautions investors not to place undue reliance on these forward looking statements and urges investors to carefully review the disclosures the Company makes concerning risks and uncertainties in the sections entitled “Risk Factors,” “Forward-Looking Statements,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report and the Company's Quarterly Reports on Form 10-Q, as well as risks, uncertainties and other factors discussed in other documents filed by the Company with the Securities and Exchange Commission.

###
 Additional Contact:
Sean M. Mahoney, Executive Vice President and Chief Financial Officer – (301) 280-7774
For additional information or to receive press releases via email, please visit our website:
 http://www.rljlodgingtrust.com

RLJ Lodging Trust
Non-GAAP and Accounting Commentary

Non-Generally Accepted Accounting Principles (“Non-GAAP”) Financial Measures
The Company considers the following non-GAAP financial measures useful to investors as key supplemental measures of its performance: (1) FFO, (2) Adjusted FFO, (3) EBITDA, (4) EBITDAre, (5) Adjusted EBITDA, (6) Hotel EBITDA, and (7) Hotel EBITDA Margin. These Non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of its operating performance. FFO, Adjusted FFO, EBITDA, EBITDAre, Adjusted EBITDA, Hotel EBITDA, and Hotel EBITDA Margin, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company defines such terms.

Funds From Operations (“FFO”)
The Company calculates Funds from Operations (“FFO”) in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income or loss (calculated in accordance with GAAP), excluding gains or losses from sales of real estate, impairment, the cumulative effect of changes in accounting principles, plus depreciation and amortization, and adjustments for unconsolidated partnerships and joint ventures. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, most real estate industry investors consider FFO to be helpful in evaluating a real estate company’s operations. The Company believes that the presentation of FFO provides useful information to investors regarding the Company’s operating performance and can facilitate comparisons of operating performance between periods and between real estate investment trusts (“REITs”), even though FFO does not represent an amount that accrues directly to common shareholders.

The Company’s calculation of FFO may not be comparable to measures calculated by other companies who do not use the NAREIT definition of FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. Additionally, FFO may not be helpful when comparing the Company to non-REITs. The Company presents FFO attributable to common shareholders, which includes unitholders of limited partnership interest (“OP units”) in RLJ Lodging Trust, L.P., the Company’s operating partnership, because the OP units may be redeemed for common shares of the Company. The Company believes it is meaningful for the investor to understand FFO attributable to all common shares and OP units.

EBITDA and EBITDAre
Earnings Before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) is defined as net income or loss excluding: (1) interest expense; (2) income tax expense; and (3) depreciation and amortization expense. The Company considers EBITDA useful to an investor in evaluating and facilitating comparisons of its operating performance between periods and between REITs by removing the impact of its capital structure (primarily interest expense) and asset base (primarily depreciation and amortization expense) from its operating results. In addition, EBITDA is used as one measure in determining the value of hotel acquisitions and dispositions.

In addition to EBITDA, the Company presents EBITDAre in accordance with NAREIT guidelines, which defines EBITDAre as net income or loss (calculated in accordance with GAAP) excluding interest expense, income tax expense, depreciation and amortization expense, gains or losses from sales of real estate, impairment, and adjustments for unconsolidated joint ventures. The Company believes that the presentation of EBITDAre provides useful information to investors regarding the Company's operating performance and can facilitate comparisons of operating performance between periods and between REITs.

Adjustments to FFO and EBITDA
The Company adjusts FFO, EBITDA, and EBITDAre for certain items that the Company considers outside the normal course of operations. The Company believes that Adjusted FFO, Adjusted EBITDA, and Adjusted EBITDAre provide useful supplemental information to investors regarding its ongoing operating performance that, when considered with net income or loss, FFO, EBITDA, and EBITDAre, are beneficial to an investor’s understanding of the Company's operating performance. The Company adjusts FFO, EBITDA, and EBITDAre for the following items:

•Transaction Costs: The Company excludes transaction costs expensed during the period
•Pre-Opening Costs: The Company excludes certain costs related to pre-opening of hotels
•Non-Cash Expenses: The Company excludes the effect of certain non-cash items such as the amortization of share-based compensation, non-cash income tax expense or benefit, and non-cash interest expense related to discontinued interest rate hedges
•Other Non-Operational Expenses: The Company excludes the effect of certain non-operational expenses representing income and expenses outside the normal course of operations

Hotel EBITDA and Hotel EBITDA Margin
With respect to Consolidated Hotel EBITDA, the Company believes that excluding the effect of corporate-level expenses and certain non-cash items provides a more complete understanding of the operating results over which individual hotels and operators have direct control. The Company believes property-level results provide investors with supplemental information about the ongoing operational performance of the Company’s hotels and the effectiveness of third-party management companies.

Comparable Hotel EBITDA and Comparable Hotel EBITDA margin include prior ownership information provided by the sellers of the hotels for periods prior to our acquisition of the hotels and excludes results from sold hotels as applicable. The following is a summary of Comparable hotel adjustments:

Comparable adjustments: Acquired hotels
For the three and six months ended June 30, 2022 and 2023, Comparable adjustments included the following acquired hotel:
•21c Hotel Nashville acquired in July 2022

Comparable adjustments: Sold hotels
For the three and six months ended June 30, 2022 and 2023, comparable adjustments included the following sold hotels:
•Marriott Denver Airport at Gateway Park sold in March 2022
•SpringHill Suites Denver North Westminster sold in April 2022

RLJ Lodging Trust
Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)
(unaudited)

	June 30, 2023	December 31, 2022
Assets
Investment in hotel properties, net	$4,150,176	$4,180,328
Investment in unconsolidated joint ventures	7,480	6,979
Cash and cash equivalents	476,936	481,316
Restricted cash reserves	34,396	55,070
Hotel and other receivables, net of allowance of $291 and $319, respectively	41,748	38,528
Lease right-of-use assets	139,163	136,915
Prepaid expense and other assets	82,601	79,089
Total assets	$4,932,500	$4,978,225
Liabilities and Equity
Debt, net	$2,218,737	$2,217,555
Accounts payable and other liabilities	126,901	155,916
Advance deposits and deferred revenue	25,042	23,769
Lease liabilities	120,376	117,010
Accrued interest	22,067	20,707
Distributions payable	19,292	14,622
Total liabilities	2,532,415	2,549,579
Equity
Shareholders’ equity:
Preferred shares of beneficial interest, $0.01 par value, 50,000,000 shares authorized
Series A Cumulative Convertible Preferred Shares, $0.01 par value, 12,950,000 shares authorized; 12,879,475 shares issued and outstanding, liquidation value of $328,266, at June 30, 2023 and December 31, 2022	366,936	366,936
Common shares of beneficial interest, $0.01 par value, 450,000,000 shares authorized; 157,686,191 and 162,003,533 shares issued and outstanding at June 30, 2023 and December 31, 2022, respectively	1,577	1,620
Additional paid-in capital	3,011,350	3,054,958
Distributions in excess of net earnings	(1,035,566)	(1,049,441)
Accumulated other comprehensive income	41,733	40,591
Total shareholders’ equity	2,386,030	2,414,664
Noncontrolling interests:
Noncontrolling interest in the Operating Partnership	6,380	6,313
Noncontrolling interest in consolidated joint ventures	7,675	7,669
Total noncontrolling interest	14,055	13,982
Total equity	2,400,085	2,428,646
Total liabilities and equity	$4,932,500	$4,978,225
Note: The corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(unaudited)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Revenues
Operating revenues
Room revenue	$295,496	$280,676	$556,328	$486,455
Food and beverage revenue	38,132	31,154	71,420	52,055
Other revenue	23,332	18,671	43,715	34,890
Total revenues	356,960	330,501	671,463	573,400
Expenses
Operating expenses
Room expense	70,333	65,793	136,384	119,621
Food and beverage expense	28,037	21,770	54,174	37,939
Management and franchise fee expense	29,277	26,067	55,459	46,456
Other operating expenses	84,207	76,888	166,831	145,542
Total property operating expenses	211,854	190,518	412,848	349,558
Depreciation and amortization	44,925	46,922	89,921	93,787
Property tax, insurance and other	24,684	22,949	49,332	45,462
General and administrative	14,627	13,348	28,283	27,482
Transaction costs	4	136	24	198
Total operating expenses	296,094	273,873	580,408	516,487
Other income, net	736	721	1,585	8,006
Interest income	5,011	347	8,675	519
Interest expense	(24,543)	(23,855)	(48,673)	(48,416)
(Loss) gain on sale of hotel properties, net	(44)	(364)	(44)	1,053
Loss on extinguishment of indebtedness, net	(169)	—	(169)	—
Income before equity in income from unconsolidated joint ventures	41,857	33,477	52,429	18,075
Equity in income from unconsolidated joint ventures	220	283	501	405
Income before income tax expense	42,077	33,760	52,930	18,480
Income tax expense	(357)	(558)	(696)	(748)
Net income	41,720	33,202	52,234	17,732
Net (income) loss attributable to noncontrolling interests:
Noncontrolling interest in the Operating Partnership	(171)	(125)	(188)	(21)
Noncontrolling interest in consolidated joint ventures	(154)	(111)	(6)	7
Net income attributable to RLJ	41,395	32,966	52,040	17,718
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Net income attributable to common shareholders	$35,116	$26,687	$39,483	$5,161
Basic per common share data:
Net income per share attributable to common shareholders - basic	$0.22	$0.16	$0.25	$0.03
Weighted-average number of common shares	156,424,444	163,539,446	157,945,406	163,857,785
Diluted per common share data:
Net income per share attributable to common shareholders - diluted	$0.22	$0.16	$0.25	$0.03
Weighted-average number of common shares	156,741,187	163,784,573	158,381,380	164,217,150
Note: The Statements of Comprehensive Income and corresponding notes to the consolidated financial statements can be found in the Company’s Quarterly Report on Form 10-Q.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands, except per share data)
(unaudited)

Funds from Operations (FFO) Attributable to Common Shareholders and Unitholders

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Net income	$41,720	$33,202	$52,234	$17,732
Preferred dividends	(6,279)	(6,279)	(12,557)	(12,557)
Depreciation and amortization	44,925	46,922	89,921	93,787
Loss (gain) on sale of hotel properties, net	44	364	44	(1,053)
Noncontrolling interest in consolidated joint ventures	(154)	(111)	(6)	7
Adjustments related to consolidated joint venture (1)	(44)	(49)	(87)	(98)
Adjustments related to unconsolidated joint venture (2)	236	295	473	590
FFO	80,448	74,344	130,022	98,408
Transaction costs	4	136	24	198
Pre-opening costs (3)	639	378	860	612
Loss on extinguishment of indebtedness, net	169	—	169	—
Amortization of share-based compensation	6,089	5,470	11,781	10,654
Non-cash income tax expense	—	135	—	—
Non-cash interest expense related to discontinued interest rate hedges	482	285	964	241
Derivative gains in accumulated other comprehensive income reclassified to earnings (4)	—	—	—	(5,866)
Other expenses (5)	5	251	96	645
Adjusted FFO	$87,836	$80,999	$143,916	$104,892

Adjusted FFO per common share and unit-basic	$0.56	$0.49	$0.91	$0.64
Adjusted FFO per common share and unit-diluted	$0.56	$0.49	$0.90	$0.64

Basic weighted-average common shares and units outstanding (6)	157,196	164,311	158,717	164,630
Diluted weighted-average common shares and units outstanding (6)	157,513	164,556	159,153	164,989
Notes:
(1)Includes depreciation and amortization expense allocated to the noncontrolling interest in the consolidated joint venture.
(2)Includes our ownership interest in the depreciation and amortization expense of the unconsolidated joint venture.
(3)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(4)Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(5)Represents expenses and income outside of the normal course of operations.
(6)Includes 0.8 million weighted-average operating partnership units for the three and six month periods ended June 30, 2023 and 2022.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands)
(unaudited)

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Net income	$41,720	$33,202	$52,234	$17,732
Depreciation and amortization	44,925	46,922	89,921	93,787
Interest expense, net of interest income	19,532	23,508	39,998	47,897
Income tax expense	357	558	696	748
Adjustments related to unconsolidated joint venture (1)	345	408	690	815
EBITDA	106,879	104,598	183,539	160,979
Loss (gain) on sale of hotel properties, net	44	364	44	(1,053)
EBITDAre	106,923	104,962	183,583	159,926
Transaction costs	4	136	24	198
Pre-opening costs (2)	639	378	860	612
Loss on extinguishment of indebtedness, net	169	—	169	—
Amortization of share-based compensation	6,089	5,470	11,781	10,654
Derivative gains in accumulated other comprehensive income reclassified to earnings (3)	—	—	—	(5,866)
Other expenses (4)	5	32	96	46
Adjusted EBITDA	113,829	110,978	196,513	165,570
General and administrative	8,538	7,878	16,502	16,828
Other corporate adjustments	666	(194)	1,137	(359)
Consolidated Hotel EBITDA	123,033	118,662	214,152	182,039
Comparable adjustments - income from sold hotels	(236)	(106)	(429)	(297)
Comparable adjustments - income from acquired hotels	—	596	—	661
Comparable Hotel EBITDA	$122,797	$119,152	$213,723	$182,403
Notes: Comparable statistics reflect the Company's 96 hotel portfolio owned as of June 30, 2023.
(1)Includes our ownership interest in the interest, depreciation, and amortization expense of the unconsolidated joint venture.
(2)Represents expenses related to the brand conversions of certain hotel properties prior to opening.
(3)Reclassification of interest rate swap gains from accumulated other comprehensive income to earnings for discontinued interest rate hedges.
(4)Represents expenses and income outside of the normal course of operations.

RLJ Lodging Trust
Reconciliation of Non-GAAP Measures
(Amounts in thousands except %)
(unaudited)

Comparable Hotel EBITDA Margin

	For the three months ended June 30,		For the six months ended June 30,
	2023	2022	2023	2022
Total revenue	$356,960	$330,501	$671,463	$573,400
Comparable adjustments - revenue from sold hotels	(35)	(117)	(35)	(2,337)
Comparable adjustments - revenue from prior ownership of acquired hotels	—	3,124	—	4,970
Other corporate adjustments / non-hotel revenue	(21)	(17)	(36)	(32)
Comparable Hotel Revenue	$356,904	$333,491	$671,392	$576,001

Comparable Hotel EBITDA	$122,797	$119,152	$213,723	$182,403

Comparable Hotel EBITDA Margin	34.4%	35.7%	31.8%	31.7%

RLJ Lodging Trust
Consolidated Debt Summary
(Amounts in thousands except %)
(unaudited)

Loan	Base Term (Years)	Maturity (incl. extensions)	Floating / Fixed (1)	Interest Rate (2)	Balance as of June 30, 2023 (3)
Mortgage Debt
Mortgage loan - 1 hotel	10	Jan 2029	Fixed	5.06%	$25,000
Mortgage loan - 7 hotels (4)	3	Apr 2024	Floating	5.94%	200,000
Mortgage loan - 3 hotels	5	Apr 2026	Floating	4.95%	96,000
Mortgage loan - 4 hotels	5	Apr 2026	Floating	5.51%	85,000
Weighted Average / Mortgage Total				5.56%	$406,000

Corporate Debt
Revolver (5)	4	May 2028	Floating	—	$—
$225 Million Term Loan Maturing 2026	3	May 2028	Floating	3.02%	225,000
$200 Million Term Loan Maturing 2026	3	January 2028	Floating	3.50%	200,000
$400 Million Term Loan Maturing 2025	5	May 2025	Floating	3.43%	400,000
$500 Million Senior Notes due 2026	5	July 2026	Fixed	3.75%	500,000
$500 Million Senior Notes due 2029	8	September 2029	Fixed	4.00%	500,000
Weighted Average / Corporate Total				3.63%	$1,825,000

Weighted Average / Total				3.98%	$2,231,000
Notes:
(1)The floating interest rate is hedged with an interest rate swap.
(2)Interest rates as of June 30, 2023, inclusive of the impact of interest rate hedges.
(3)Excludes the impact of fair value adjustments and deferred financing costs.
(4)In April 2023 the Company exercised the right to a one-year extension on this loan.
(5)As of June 30, 2023, there was $600.0 million of borrowing capacity on the Revolver, which is charged an unused commitment fee of 0.25% annually.